Exhibit (n) under Form N-1A
                                           Exhibit 99 under Item 601/Reg SK


                        GOLDEN OAK(R) FAMILY OF FUNDS
                            MULTIPLE CLASS PLAN


      This Multiple Class Plan ("Plan") is adopted by the Golden Oak(R) Family of Funds (the "Trust"), a Delaware business trust, with respect to the classes of shares ("Classes") of its various portfolios (the "Funds") set forth in exhibits hereto (the "Class Exhibits"). The adoption of this Plan is indicated by the execution of one or more of the Class Exhibits.

1.    Purpose

      This Plan is adopted pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "Rule"), in connection with the issuance by the Trust of more than one class of shares of any or all of the Funds in reliance on the Rule.

2.    Separate Arrangements / Class Differences

      The arrangements for shareholders services or the distribution of securities, or both, for each Class shall be as set forth in the applicable Class Exhibit hereto.

3.    Expense Allocations

      Each Class shall be allocated those expenses actually incurred in a different amount by that Class and which are described in the applicable Class Exhibit hereto ("Class Expenses"). Class Expenses may include distribution expenses; shareholder services expenses; transfer agent fees; printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses, and proxies to current shareholders; blue sky registration fees; SEC registration fees; the expense of administrative personnel and services as required to support the shareholders of a specific class; litigation or other legal expenses relating solely to one Class; or Trustees' fees incurred as a result of issues relating to one Class of shares.

4.    Conversion Features

      The conversion features for shares of each Class shall be as set forth in the applicable Class Exhibit hereto.

5.    Exchange Features

      The exchange features for shares of each Class shall be as set forth in the applicable Class Exhibit hereto.

6.    Effectiveness

      This Plan shall become effective with respect to each Class upon execution of an exhibit adopting this Plan with respect to such Class.

7.    Amendment

      Any material amendment of this Plan or any Class Exhibit hereto by the Trust is subject to the approval of a majority of the Trustees of the Trust, and a majority of the Trustees of the Trust who are not interested persons of the Trust, pursuant to the Rule.

8.    Limitations of Liability of Trustees and Shareholders of the Trust.
      ------------------------------------------------------------------

      The execution and delivery of this Plan have been authorized by the Trustees of the Trust and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Plan are not binding upon any of the Trustees or shareholders of the Trust, but bind only the appropriate property of the Fund, or Class, as provided in the Charter Documents.


                                 EXHIBIT A
                                  to the
                            Multiple Class Plan
                        GOLDEN OAK(R) FAMILY OF FUNDS
                              Class A Shares

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                   Fund                        Effective Date of Plan
===========================================================================
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       Golden Oak(R)Growth Portfolio                 June 1, 2002
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   Golden Oak(R)Intermediate-Term Income             June 1, 2002
                Portfolio
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Golden Oak(R)International Equity Portfolio          June 1, 2002
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    Golden Oak(R)Michigan Tax Free Bond              June 1, 2002
                Portfolio
---------------------------------------------------------------------------
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Golden Oak(R)Prime Obligation Money Market           June 1, 2002
                Portfolio
---------------------------------------------------------------------------
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  Golden Oak(R)Small Cap Value Portfolio             June 1, 2002
---------------------------------------------------------------------------
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       Golden Oak(R)Value Portfolio                  June 1, 2002
---------------------------------------------------------------------------

      This Exhibit to the Multiple Class Plan (the "Plan") is hereby adopted by the above-listed portfolios of the Trust ("Funds") on whose behalf it is executed as of the date stated above, pursuant to Sections
2, 3, 4, and 5 of the Plan with regard to the Class A Shares of the Funds.

1.  Separate Arrangements

     Distribution Arrangements
     Class A Shares are designed for individuals and trust customers as a convenient means of accumulating an interest in a professionally managed, diversified portfolio of securities.

     Channel/Target Customers
     Class A Shares are designed for sale to both retail customers and trust customers.

     Sales Load
     Class A Shares are sold with a maximum front-end sales load of 5.75%.

     Distribution and Service Fees
     Maximum Rule 12b-1 fee: 0.25 of 1% of the average daily net assets of each Fund's Class A Shares. Services include, but are not limited to, distributing prospectuses and other information, providing shareholder assistance and communicating or facilitating purchases and redemptions of shares. All or any portion of this fee may be waived by the Distributor from time to time.

     Shareholder Services Fees
     There is no shareholder services fee.

     Minimum Investments
     The minimum initial investment in Class A Shares is $1,000. For some investors, the minimum investment may be lower.

     Voting Rights
     Each Class A Share gives the shareholder one vote in Trustee elections and other matters submitted to shareholders of the entire Trust for vote. All shares of each portfolio or class in the Funds have equal voting rights, except that only shares of a particular portfolio or class are entitled to vote in matters affecting that portfolio or class.


2.   Expense Allocation

     Distribution and Service Fees
     Distribution and Service Fees are allocated equally among Class A Shares of each Fund.

3.   Conversion Features

     Class A Shares are not convertible into shares of any other class.

4.   Exchange Features

     Class A Shares of any portfolio may be exchanged for Class A Shares of other Funds of the Trust.

      IN WITNESS WHEREOF, this Class Exhibit has been executed on behalf of the above-listed portfolios of the Trust by their duly-authorized officer(s) as of the date(s) set forth below.

                                          GOLDEN OAK(R) FAMILY OF FUNDS


                                          By:
                                             ---------------------
                                          Name:
                                          Title:
                                          Date:

                                 EXHIBIT B
                                  to the
                            Multiple Class Plan
                        GOLDEN OAK(R) FAMILY OF FUNDS
                           Institutional Shares

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                   Fund                        Effective Date of Plan
===========================================================================
---------------------------------------------------------------------------
       Golden Oak(R)Growth Portfolio                 June 1, 2002
---------------------------------------------------------------------------
---------------------------------------------------------------------------
   Golden Oak(R)Intermediate-Term Income             June 1, 2002
                Portfolio
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Golden Oak(R)International Equity Portfolio          June 1, 2002
---------------------------------------------------------------------------
---------------------------------------------------------------------------
    Golden Oak(R)Michigan Tax Free Bond              June 1, 2002
                Portfolio
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Golden Oak(R)Prime Obligation Money Market           June 1, 2002
                Portfolio
---------------------------------------------------------------------------
---------------------------------------------------------------------------
  Golden Oak(R)Small Cap Value Portfolio             June 1, 2002
---------------------------------------------------------------------------
---------------------------------------------------------------------------
       Golden Oak(R)Value Portfolio                  June 1, 2002
---------------------------------------------------------------------------



      This Exhibit to the Multiple Class Plan (the "Plan") is hereby adopted by the above-listed portfolios of the Trust ("Funds") on whose behalf it is executed as of the date stated above, pursuant to Sections 2, 3, 4, and 5 of the Plan with regard to the Institutional Shares of the Funds.

1.  Separate Arrangements

     Distribution Arrangements
     Institutional Shares are designed for financial institutions investing for their own or their customers' accounts, and who do not want to pay a front-end sales charge.

     Channel/Target Customers
     Institutional Shares are designed for sale primarily to financial institutions investing for their own or their customers' account.

     Sales Load
     Institutional Shares of the Funds are sold without a contingent deferred front-end sales load.

     Distribution and Service Fees
     None.

     Shareholder Services Fees
     None.

     Minimum Investments
     The minimum initial investment in Institutional Shares is $1,000,000.

     Voting Rights
     Each Institutional Share gives the shareholder one vote in Trustee elections and other matters submitted to shareholders of the entire Trust for vote. All shares of each portfolio or class in the Funds have equal voting rights, except that only shares of a particular portfolio or class are entitled to vote in matters affecting that portfolio or class.

2.   Expense Allocation

     Not applicable, since there is no Distribution and Service Fee on Institutional Shares.


3.   Conversion Features

     Institutional Shares are not convertible into shares of any other class.

4.   Exchange Features

     None.

      IN WITNESS WHEREOF, this Class Exhibit has been executed on behalf of the above-listed portfolios of the Trust by their duly-authorized officer(s) as of the date(s) set forth below.

                                          GOLDEN OAK(R) FAMILY OF FUNDS


                                          By:
                                             ---------------------
                                          Name:
                                          Title:
                                          Date: